Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$134,343,842
Unrealized Gain (Loss) on Market Value of Commodity Futures	95,638,898
Dividend Income	38,432
Interest Income	65,537
ETF Transaction Fees	14,000
Total Income (Loss)	$230,100,709

Expenses
General Partner Management Fees	$1,065,368
Professional Fees	567,475
Brokerage Commissions	72,029
Directors' Fees and insurance	72,052
NYMEX License Fee	35,513
Total Expenses	$1,812,437
Net Income (Loss)	$228,288,272

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/21	$2,612,473,819
Additions (3,700,000 Shares)	206,829,186
Withdrawals (5,400,000 Shares)	(305,025,147)
Net Income (Loss)	228,288,272

Net Asset Value End of Month	$2,742,566,130
Net Asset Value Per Share (47,923,603 Shares)	$57.23

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596